UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2007
Nash-Finch Company
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South, Minneapolis, Minnesota		55435
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 832-0534
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 1, 2007, the Board of Directors of Nash-Finch Company (the “Company”), upon the recommendation of the Corporate Governance Committee, elected Sam K. Duncan and U.S. Army Major General (Ret.) Hawthorne L. Proctor as new members of the Board of Directors. Mr. Duncan, along with the Company’s other Class A directors, will be a nominee for election by the Company’s stockholders at the 2010 Annual Meeting of Stockholders. Major General (Ret.) Proctor, along with the Company’s other Class B directors, will be a nominee for election by the Company’s stockholders at the 2009 Annual Meeting of Stockholders. Mr. Duncan will serve on the Corporate Governance Committee and the Compensation and Management Development Committee. Major General (Ret.) Proctor will serve on the Corporate Governance Committee and the Audit and Finance Committee. There was no arrangement or understanding between either of Mr. Duncan or Major General (Ret.) Proctor and any other persons pursuant to which either Mr. Duncan or Major General (Ret.) Proctor was selected as a director of the Company.
     Mr. Duncan, 55, currently serves as Chairman, President and Chief Executive Officer of OfficeMax Incorporated, and Major General (Ret.) Proctor, 60, currently serves as Managing Partner of Proctor & Boone LLC Consulting and Senior Logistics Consultant in the Department of Defense Business Group of Intelligent Decisions, Inc. There are no related person transactions between Mr. Duncan and the Company, except that Mr. Duncan serves as Chairman, President and Chief Executive Officer of OfficeMax Incorporated, a company which received approximately $1.52 million from Nash Finch since the beginning of Nash Finch’s last fiscal year in connection with the purchase of office supplies and related materials. There are no related person transactions between Major General (Ret.) Proctor and the Company.
     Mr. Duncan and Major General (Ret.) Proctor will receive the standard compensation provided to all Nash Finch non-employee directors. This compensation consists of: (1) a cash retainer fee of $50,000 per year, (2) $1,500 per Board meeting attended in person ($750 per meeting if participating telephonically), (3) $1,250 per Committee meeting attended in person ($625 per meeting if participating telephonically) and (4) a grant of restricted stock units equal in number to the number of shares of Nash Finch common stock that could be purchased with an aggregate of $45,000 per year. In addition, each non-employee director is permitted to defer the receipt of their cash compensation pursuant to the Company’s Director Deferred Compensation Plan. The non-employee director compensation program is described in further detail in the Company’s proxy statement for its 2007 Annual Meeting filed with the Securities and Exchange Commission on March 28, 2007.
     A copy of the Company’s press release dated August 1, 2007, announcing the election of Mr. Duncan and Major General (Ret.) Proctor to the Board of Directors, is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the registrant, dated August 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASH-FINCH COMPANY
Date: August 1, 2007	By:	/s/ Kathleen M. Mahoney
		Name:	Kathleen M. Mahoney
		Title:	Senior Vice President, General Counsel and Secretary

NASH-FINCH COMPANY
EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K
DATED AUGUST 1, 2007

Method of
Exhibit No.	Description	Filing
99.1	Press Release issued by the registrant, dated August 1, 2007	Filed herewith

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